Exhibit 99.1
For Release 7:30 AM Eastern Time, Monday, March 16, 2009
CUMULUS MEDIA INC.
Cumulus Reports Fourth Quarter 2008 Results
ATLANTA, GA, March 16, 2009 — Cumulus Media Inc. (NASDAQ: CMLS) today reported financial results for the three and twelve months ended December 31, 2008.
Financial highlights (in thousands, except per share data and percentages) are as follows:

	Three Months			Twelve Months
	Ended December 31,			Ended December 31,
	2008	2007	% Change	2008	2007	% Change

As Reported:
Cash revenue	$70,751	$79,033	-10.5%	$296,717	$310,443	-4.4%
Barter revenue	4,309	5,371	-19.8%	14,821	17,884	-17.1%

Net revenues	75,060	$84,404	-11.1%	$311,538	$328,327	-5.1%
Station operating expenses	48,302	53,171	-9.2%	203,222	210,640	-3.5%

Station operating income (1)	26,758	31,233	-14.3%	108,316	117,686	-8.0%

Station operating income margin (2)	35.6%	37.0%		34.8%	35.8%
Adjusted EBITDA (3)	$22,776	27,359	-16.8%	93,655	101,079	-7.3%

Income (loss) per common share:
Basic and diluted income (loss) per common share	$(9.55)	$(3.56)	N/A	$(8.55)	$(5.18)	N/A

Free cash flow (4)	$13,719	$14,664	-6.4%	$54,873	$50,431	8.8%
Pro Forma
Cash revenue	$70,751	$78,745	-10.2%	$296,717	$308,679	-3.9%
Barter revenue	$4,309	5,371	-19.8%	14,821	17,884	-17.1%

Net revenues	$75,060	$84,116	-10.8%	311,538	326,563	-4.6%
Station operating expenses	$48,302	52,921	-8.7%	203,222	209,302	-2.9%

Station operating income (1)	$26,758	31,195	-14.2%	108,316	117,260	-7.6%

Station operating income margin (2)	35.6%	37.10%		34.8%	35.9%

Adjusted EBITDA (3)	22,776	27,321	-16.6%	93,655	100,653	-7.0%

(1)	Station operating income consists of operating income before LMA fees, depreciation and amortization, non-cash stock compensation, impairment charge, terminated transaction expense and corporate general and administrative expenses. Station operating income is not a measure of performance calculated in accordance with accounting principles generally accepted in the United States (“GAAP”). Please see the attached table for a reconciliation of station operating income to the most directly comparable GAAP financial measure.

(2)	Station operating income margin is defined as station operating income as a percentage of net revenues.

(3)	Adjusted EBITDA is defined as operating income before LMA fees, depreciation and amortization, non-cash stock compensation, impairment charge and terminated transaction expense. Adjusted EBITDA is not a measure of performance calculated in accordance with GAAP. Please see the attached table for a reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure.

(4)	Free cash flow is defined as operating income before non-cash stock compensation, impairment charge, depreciation and amortization, terminated transaction expense, less net interest expense (excluding non-cash charge/credit for change in value and amortization of swap arrangements and amortization of debt issuance costs), and maintenance capital expenditures. Free cash flow is not a measure of performance calculated in accordance with GAAP. Please see the attached table for a reconciliation of free cash flow to the most directly comparable GAAP financial measure.
Results of Operations
Three Months Ended December 31, 2008 Compared to the Three Months Ended December 31, 2007
Net revenues for the fourth quarter decreased from $84.4 million to $75.1 million, a decrease of 11.1% versus the fourth quarter of 2007, primarily due to pressures the Company’s client base is facing during the current economic recession. Cash revenues for the fourth quarter decreased from $79.0 million to $70.8 million a decrease of 10.5% and barter revenue decreased $1.06 million, or 19.8%, as we continue to deemphasize barter transactions.
Station operating expenses decreased from $53.2 million to $48.3 million, a decrease of 9.2% from the fourth quarter of 2007. This decrease was primarily attributable to general expense decreases, including a decline in variable cost of sales related to revenue reductions across our station platform.
Station operating income decreased from $31.2 million to $26.8 million, a decrease of 14.3% from the fourth quarter of 2007, for the reasons discussed above.
On a pro forma basis, which excludes the results of the Company’s Caribbean stations (sold in November 2007), for the period October 1, 2007 through November 31, 2007, net revenues for the three months ended December 31, 2008 decreased from $84.1 million to $75.1 million, a decrease of 10.8% from the same period in 2007. This decrease is primarily due to pressures the Company’s client base is facing during the current economic recession. Pro forma cash revenues for the fourth quarter decreased from $78.7 million to $70.8 million, a decrease of 10.2% and barter revenues decreased $1.06 million, or 19.8% as we continue to deemphasize barter transactions. Pro forma station operating income decreased $4.4 million, a decrease of 14.2% from the same period in 2007 primarily due to the decrease in net revenues offset by reduced station operating expenses.
Corporate expenses (excluding non-cash stock compensation and terminated transaction expense) for the three months ended December 31, 2008 did not change over the comparative period in 2007.
In accordance with SFAS No. 123R, Share Based Payment, effective January 1, 2006, non-cash stock compensation expense was $0.8 million for the three months ended December 31, 2008, as compared with $2.4 million non-cash stock compensation expense in the prior year three month period.
Interest expense, net of interest income, increased by $1.0 million for the three months ended December 31, 2008 as compared with net expense of $18.3 million in the prior year’s period. Net accrued interest expense associated with outstanding debt decreased by $3.7 million to $8.6 million as compared to $12.3 million in the prior year’s period. This decrease was due to a lower average cost of bank debt and decreased levels of bank debt outstanding during the current quarter. The remaining $4.7 million decrease was primarily due to the change in the fair value and amortization of certain derivative instruments.
For the three months ended December 31, 2008, the Company recorded income tax benefit of $130.0 million, as compared to an income tax benefit of $33.4 million for the fourth quarter of 2007.
Twelve Months Ended December 31, 2008 Compared to the Twelve Months Ended December 31, 2007
Net revenues for the twelve months ended December 31, 2008 decreased from $328.3 million to $311.5 million, a decrease of 5.1% from the same period in 2007. This decrease is primarily due to pressures the Company’s client base is facing during the current economic recession. Cash revenues for the twelve months ended December 31, 2008 decreased from $310.4 million to $296.7 million, a decrease of 4.4% and barter revenues decreased 17.1% to $14.8 million from $17.9 million as we continue to deemphasize barter transactions.
Station operating expenses decreased from $210.6 million to $203.2 million, a decrease of 3.5% from the same period in 2007. This decrease was primarily attributable to general expense decreases across our station platform partially offset by our continued investment in local sales personnel.
Station operating income decreased from $117.7 million to $108.3 million, a decrease of 8.0% from the same period in 2007, for the reasons discussed above.

On a pro forma basis, which excludes the results of the Company’s Caribbean stations (sold in November 2007), for the period January 1, 2007 through November 31, 2007, net revenues for the twelve months ended December 31, 2008 decreased $15.0 million to $311.5 million, a decrease of 4.6% from the same period in 2007. This decrease is primarily due to pressures the Company’s client base is facing during the current economic recession. Pro forma cash revenues for the first twelve months decreased from $308.7 million to $296.7 million, a decrease of 3.9% and barter revenues decreased 17.1%, from $17.9 million as we continue to deemphasize barter transactions.
Pro forma station operating income decreased $8.9 million, a decrease of 7.6% from the same period in 2007 primarily due to the decrease in net revenues partially offset by reduced station operating expenses.
Corporate expenses (excluding non-cash stock compensation and terminated transaction expense) for the twelve months ended December 31, 2008 decreased $1.9 million over the comparative period in 2007, due primarily to the reduction and timing of certain expenses.
In accordance with SFAS No. 123R, Share Based Payment, effective January 1, 2006, non-cash stock compensation expense was $4.7 million for the twelve months ended December 31, 2008, as compared with $9.5 million non-cash stock compensation expense in the prior year twelve month period.
Interest expense, net of interest income, decreased by $13.2 million to $47.3 million for the twelve months ended December 31, 2008 as compared with $60.4 million in the prior year’s period. Net accrued interest expense associated with outstanding debt decreased by $11.7 million to $37.1 million as compared to $48.9 million in the prior year’s period. This decrease was due to a lower average cost of bank debt and decreased levels of bank debt outstanding during the twelve month period. The net $1.4 million decrease was primarily due to the change in the fair value and amortization of certain derivative instruments.
For the twelve months ended December 31, 2008, the Company recorded a one-time termination fee in the amount of $15.0 million from the investor group as a result of the termination of the Merger Agreement. Please see our current report on Form 8-K filed with the Securities & Exchange Commission on May 12, 2008.
For the twelve months ended December 31, 2008, the Company recorded income tax benefit of $117.9 million, as compared to a $38.0 million benefit for the same period during 2007.
Share Repurchase Program
In May 2008 the Board of Directors granted authority for a $75.0 million share repurchase program. During the fourth quarter the Company purchased 1,375,139 shares of Class A Common Stock at an average per-share price of $1.09, or an aggregate of approximately $1.5 million. During the twelve months ended December 31, 2008 the Company purchased 2,967,949 shares of Class A Common Stock at an average per-share price of $2.20, or an aggregate of approximately $6.52 million.
Cumulus Media Partners
For the three and twelve months ended December 31, 2008, the Company recorded approximately $23.9 million and $22.2 million in equity losses of affiliate attributable to its investment in Cumulus Media Partners, LLC (“CMP”).
For the three and twelve months ended December 31, 2008, the Company recorded as net revenues approximately $1.0 million and $4.0 million, respectively, in management fees from CMP.
Leverage and Financial Position
Net leverage was 6.87 times at December 31, 2008.
Capital expenditures for the three and twelve months ended December 31, 2008 totaled $0.9 million and $6.1 million, respectively. Capital expenditures during the quarter were comprised of $ 0.5 million of expenditures related to leasehold improvements and the purchase of equipment related to studio facilities and tower structures, and $ 0.4 million of maintenance capital expenditures.
Non-GAAP Financial Measures
The Company utilizes certain financial measures that are not calculated in accordance with GAAP to assess financial performance and profitability. The non-GAAP financial measures used in this release are station operating income, adjusted EBITDA and free cash flow. Station operating income consists of operating income before LMA fees, depreciation and amortization, non-cash stock compensation, impairment charge, terminated transaction expense and corporate general and administrative expenses. Adjusted EBITDA is defined as operating income before LMA fees, depreciation and amortization, non-cash stock compensation, impairment charge and transaction expense.

Free cash flow is defined as operating income before non-cash stock compensation, impairment charge, depreciation and amortization, terminated transaction expense, less net interest expense (excluding non-cash charge/credit for change in value and amortization of swap arrangements and amortization of debt issuance costs), and maintenance capital expenditures.
Station Operating Income
Station operating income isolates the amount of income generated solely by the Company’s stations and assists management in evaluating the earnings potential of the Company’s station portfolio. In deriving this measure, management excludes LMA fees, even though it requires a cash commitment, due to the insignificance and temporary nature of such fees. Management excludes depreciation and amortization due to the insignificant investment in tangible assets required to operate the stations and the relatively insignificant amount of intangible assets subject to amortization. Management excludes non-cash stock compensation and impairment charges from the measure as they do not represent cash payments for activities related to the operation of the stations. Management excludes terminated transaction expense as it is unrelated to the operation of the stations. Corporate expenses, despite representing an additional significant cash commitment, are excluded in an effort to present the operating performance of the Company’s stations exclusive of the corporate resources employed. Management believes this is important to its investors because it highlights the gross margin generated by its station portfolio. Management believes that station operating income is the most frequently used financial measure in determining the market value of a radio station or group of stations. Management has observed that station operating income is commonly employed by firms that provide appraisal services to the broadcasting industry in valuing radio stations. Further, in each of the more than 140 radio station acquisitions the Company has completed since its inception, it has used station operating income as the primary metric to evaluate and negotiate the purchase price to be paid. Given its relevance to the estimated value of a radio station, management believes, and its experience indicates that investors consider the measure to be extremely useful in order to determine the value of its portfolio of stations. Management believes that station operating income is the most commonly used financial measure employed by the investment community to compare the performance of radio station operators. Finally, station operating income is one of the measures that management uses to evaluate the performance and results of its stations. Management uses the measure to assess the performance of the Company’s station managers and the Company’s Board of Directors uses it as part if its assessment of the relative performance of the Company’s executive management. As a result, in disclosing station operating income, the Company is providing its investors with an analysis of its performance that is consistent with that which is utilized by its management and its Board.
Station operating income is not a recognized term under GAAP and does not purport to be an alternative to operating income from continuing operations as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. Additionally, station operating income is not intended to be a measure of free cash flow available for dividends, reinvestment in the Company’s business or other management’s discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. Station operating income should be viewed as a supplement to, and not a substitute for, results of operations presented on the basis of GAAP. Management compensates for the limitations of using station operating income by using it only to supplement the Company’s GAAP results to provide a more complete understanding of the factors and trends affecting the Company’s business than GAAP results alone. Station operating income has its limitations as an analytical tool, and investors should not consider it in isolation or as a substitute for analysis of the Company’s results as reported under GAAP.
Adjusted EBITDA
Adjusted EBITDA is also utilized by management to analyze the cash flow generated by the Company’s business. This measure isolates the amount of income generated by its stations after the incurrence of corporate general and administrative expenses (exclusive of terminated transaction expense which is non-recurring and unrelated to the operation of the stations). Management uses this measure to determine the contribution of the Company’s station portfolio, including the corporate resources employed to manage the portfolio, to the funding of its other operating expenses and to the funding of debt service and acquisitions.
In deriving this measure, management excludes LMA fees, even though it requires a cash commitment, due to the insignificance and temporary nature of such fees. Management also excludes depreciation and amortization due to the insignificant investment in tangible assets required to operate its stations and corporate office and the relatively insignificant amount of intangible assets subject to amortization. Management excludes non-cash stock compensation and impairment charges from the measure as they do not represent cash payments for activities related to the operation of the stations. Finally, management excludes terminated transaction expense as it is unrelated to the operation of the stations.
Management believes that adjusted EBITDA, although not a measure that is calculated in accordance with GAAP, nevertheless is commonly employed by the investment community as a measure for determining the market value of a radio company. Management has also observed that adjusted EBITDA is routinely employed to evaluate and negotiate the potential purchase price for radio broadcasting companies. Given the relevance to the overall value of the Company, management believes that investors consider the metric to be extremely useful.

Adjusted EBITDA should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating activities or any other measure for determining the Company’s operating performance or liquidity that is calculated in accordance with GAAP.
Free Cash Flow
Free cash flow is also utilized by management to analyze the cash generated by our business. Free cash flow measures the amount of income generated each period that could be used to fund acquisitions or repay debt, after funding station and corporate expenses (excluding transaction costs), maintenance capital expenditures, payment of LMA fees and debt service.
Management believes that free cash flow, although not a measure that is calculated in accordance with GAAP is commonly employed by the investment community to evaluate a company’s ability to pay down debt, pay dividends, repurchase stock and/or facilitate the further growth of a company through acquisition or internal development. Management further believes that free cash flow is also utilized by investors as a measure in determining the market value of a radio company. Free cash flow should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating activities or any other measure for determining the Company’s operating performance or liquidity that is calculated in accordance with GAAP.
As station operating income, adjusted EBITDA and free cash flow are measures that are not calculated in accordance with GAAP, they may not be comparable to similarly titled measures employed by other companies. See the quantitative reconciliation of these measures to their most directly comparable financial measure calculated and presented in accordance with GAAP that follows below.
Forward-Looking Statements
Certain statements in this release may constitute “forward-looking” statements, which are statements that involve risks and uncertainties that cannot be predicted or quantified and, consequently, actual results may differ materially from the results expressed or implied in these forward-looking statements, due to various risks, uncertainties or other factors. These factors include, but are not limited to, competition within the radio broadcasting industry, advertising demand in our markets, the possibility that advertisers may cancel or postpone schedules in response to national or world events, competition for audience share, our success in executing and integrating acquisitions, our ability to generate sufficient cash flow to meet our debt service obligations and finance operations, and other risk factors described from time to time in Cumulus Media Inc.’s filings with the Securities and Exchange Commission, including its Form 10-K for the year ended December 31, 2007 and its Form 10-Q for the quarter ended September 30, 2008. Cumulus Media Inc. assumes no responsibility to update the forward-looking statements contained in this release as a result of new information, future events or otherwise.
Cumulus Media Inc. is the second-largest radio company in the United States based on station count. Following the completion of all pending acquisitions and divestitures, Cumulus, directly and through its investment in Cumulus Media Partners, will own or operate 347 radio stations in 68 U.S. media markets. The Company’s headquarters are in Atlanta, Georgia, and its web site is www.cumulus.com. Cumulus shares are traded on the NASDAQ Global Select Market under the symbol CMLS.
Cumulus Media Inc. will host a teleconference later today at 4:30 PM Eastern Time to discuss fourth quarter results. To access this teleconference live, please visit the Company’s web site at www.cumulus.com or dial (888) 801-6502 for both domestic and international callers. Immediately after completion of the call, a replay can be accessed until 11:59 PM Eastern Time March 31, 2009. Domestic and international callers can access the replay by dialing (888) 203-1112, pass code 8460129.
For further information, please contact:
Marty Gausvik            (404) 949-0700

CUMULUS MEDIA INC.
Consolidated Statements of Operations
(Unaudited)
(in thousands, except per share data)

	Three Months Ended		Twelve Months Ended,
	December 31,		December 31,
	2008	2007	2008	2007

Net revenues	$75,060	$84,404	$311,538	$328,327
Operating expenses:
Station operating expenses, excluding depreciation, amortization and LMA fees	48,302	53,171	203,222	210,641
Depreciation and amortization	3,126	3,383	12,512	14,566
Gain on assets sold/transferred to affiliate	—	(5,862)	—	(5,862)
LMA fees	60	261	631	755
Corporate general and administrative (including non cash stock compensation expense of $782, $2,422, and $4,664, $9,450, respectively)	4,763	6,296	19,325	26,057
Impairment of goodwill and intangible assets	498,897	149,274	498,897	230,609
Costs associated with terminated transaction	66	225	2,041	2,639

Total operating expenses	555,214	206,748	736,628	479,405
Operating loss	(480,154)	(122,344)	(425,090)	(151,078)

Nonoperating income (expense):
Interest expense	(19,428)	(18,589)	(48,250)	(61,090)
Interest income	114	312	987	664
Merger termination fee	—	—	15,000
Losses on early extinguishment of debt	—	—	—	(986)
Other income (expense), net	(35)	281	(10)	118

Total nonoperating expense, net	(19,349)	(17,996)	(32,273)	(61,294)
Loss before income taxes	(499,504)	(140,340)	(457,363)	(212,372)
Income tax benefit	129,725	33,427	117,945	38,000
Equity losses in affiliate	(23,939)	(47,085)	(22,252)	(49,432)

Net loss	$(393,718)	$(153,998)	$(361,670)	$(223,804)

Basic and diluted income (loss) per common share:
Basic and diluted loss per common share	$(9.55)	$(3.56)	$(8.55)	$(5.18)

Weighted average basic and diluted common shares outstanding	41,242	43,208	42,314	43,187

Reconciliation of Non-GAAP Financial Measures to GAAP Counterparts
The following tables reconcile operating income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted EBITDA, station operating income and free cash flow (dollars in thousands).

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007

Operating income (loss)	$(480,155)	$(122,344)	$(425,090)	$(151,078)
Gain on assets transferred/sold	—	(5,862)	—	(5,862)
LMA fees	60	261	631	755
Depreciation and amortization	3,126	3,383	12,512	14,566
Non-cash expenses, including stock compensation	782	2,422	4,664	9,450
Impairment charge	498,897	149,274	498,897	230,609
Costs associated with pending merger	66	225	2,041	2,639

Adjusted EBITDA	22,776	27,359	93,655	101,079
Other corporate general and administrative	3,980	3,874	14,661	16,607

Station operating income	$26,756	$31,233	$108,316	$117,686

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007

Operating income (loss)	$(480,155)	$(122,344)	$(425,090)	$(151,078)
Add:
Non-cash expenses, including stock compensation	782	2,422	4,664	9,450
Depreciation and amortization	3,126	3,383	12,512	14,566
Impairment charge	498,897	149,274	498,897	230,609
Costs associated with pending merger	$66	225	$2,041	2,639
Less:
Gain on assets transferred/sold	—	(5,862)	—	(5,862)
Interest expense, net of interest income, excluding non-cash charge/credit for change in value of swap arrangements and amortization of debt issuance costs	(8,583)	(12,325)	(37,137)	(48,882)
Maintenance capital expenditures	(414)	(109)	(1,014)	(1,011)

Free cash flow	$13,719	$14,664	$54,873	$50,431

No cash was paid for income taxes during the three and twelve months ended December 31, 2008 or 2007.

CAPITALIZATION
(dollars in thousands)

December 31, 2008
Net Debt to Total Capitalization Ratio:

Cash and cash equivalents	$53,003
Long-term debt, including current maturities:
Bank Debt	696,000
Total Stockholders’ equity	(248,147)

Total capitalization	$500,856

Ratio	0.78

Net Debt to TTM Pro Forma Adjusted EBITDA Ratio:

Funded debt as of December 31, 2008	$696,000
Plus: Net cash proceeds from acquisitions and dispositions	—
Less: Cash balance as of December 31, 2008	(53,003)

Net Debt as of December 31, 2008	642,997

Divided by Trailing Twelve Months Pro Forma Adjusted EBITDA (excludes non-cash stock compensation of $4,664)	93,655

Ratio	6.87